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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Apogent Technologies Inc. and subsidiaries:

     We hereby consent to incorporation by reference in the registration statement (No. 333-120864) on Form S-4 of Apogent Technologies Inc. and subsidiaries and in the registration statement (No. 333-108448) on Form S-3 of Fisher Scientific International Inc. of our report dated November 10, 2003, relating to the consolidated balance sheets of Apogent Technologies Inc. and subsidiaries as of September 30, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended September 30, 2003, which report appears in the September 30, 2004 annual report on Form 10-K of Apogent Technologies Inc. and subsidiaries.

     Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

/s/ KPMG LLP

December 14, 2004
Boston, Massachusetts